EXHIBIT 10.2

Amendment to Split Dollar Insurance Agreement

This Amendment (“Amendment”) to Split Dollar Insurance Agreement is dated as of the 31st day of January, 2008, by and between Valley Bank, a Virginia banking corporation (“Valley Bank”) and A. Wayne Lewis (“Employee”);

Whereas, on August 20, 2003, Valley Bank and Employee entered into a Split Dollar Insurance Agreement (“Agreement”);

Whereas, the parties desire to amend the Agreement in accordance with the terms of this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 7 of the Agreement shall be amended to read in its entirety as follows:

At the death of the Employee, the proceeds of the Policy (“death proceeds”) shall be paid in the following order: (a) to Employee’s designated beneficiary or beneficiaries an amount equal to three times the Employee’s base salary during the last full year of Employee’s employment with Valley Bank (“Employee Proceeds”), and (b) the excess of the death proceeds after payment of the Employee Proceeds (the “Valley Bank Proceeds”) to Valley Bank. In the event the total death proceeds are insufficient to pay the Employee Proceeds, Valley Bank shall not be obligated to make up and pay the difference to Employee’s designated beneficiary or beneficiaries and the payment of the total death proceeds as provided herein shall constitute full and complete satisfaction of Valley Bank’s obligations hereunder. Valley Bank agrees to direct the Insurer with respect to the payment of the death proceeds in accordance with this Agreement.

2. The parties ratify and confirm the Agreement except as modified hereby.

3. This Amendment contains the entire, final and exclusive agreement of the parties with respect to the matters set forth herein.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

Valley Bank

/s/ Kimberly B. Snyder
Kimberly B. Snyder
Executive Vice President and Chief Financial Officer

Employee

/s/ A. Wayne Lewis
A. Wayne Lewis